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                                                                    Exhibit (2)
                            PENN SERIES FUNDS, INC.

                                    BY-LAWS

                     (As amended through August 25, 1992)

                                   ARTICLE I
                                   ---------
                                 STOCKHOLDERS
                                 ------------

          SECTION 1.     Annual Meeting.  Annual meetings of the stockholders of
                         --------------
the Corporation shall be held at the registered office of the Corporation, or at such other place within the United States as may be determined by the Board of Directors and as shall be designated in the transaction of such other business as may properly be brought before the meeting; provided, however, the Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon by stockholders under the Investment Company Act of 1940. If an annual meeting is held, such meeting shall be held during the month of April on such date and at such time as shall be specified by the Board of Directors; provided, however, that if a meeting of stockholders must be held to elect directors, and if no annual meeting has theretofore been held in that year, such meeting shall be designated as the annual meeting of stockholders for that year, even if not held in April.

          SECTION 2.     Special Meetings.  Special meetings of the stockholders
                         ----------------
for any purpose or purpose, unless otherwise prescribed by statute or by the Charter, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or by the Secretary at the request in writing of stockholders entitled to cast at least twenty-five (25) percent of the votes entitled to be cast at such meeting. Such request shall state the purpose of purposes of the proposed meeting.

          SECTION 3.     Notice of Meetings.  Written or printed notice of the
                         ------------------
purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten days, but not more than ninety (90) days, and in any event within the period prescribed by law, prior to the date named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.

          SECTION 4.     Record Date.  The Board of Directors may fix a date not
                         -----------
more than ninety (90) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of
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                                      -2-

stockholders entitled to notice of, or to vote at, any such meeting or entitled to receive payment of any dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be. In such case, only shareholders of record at the close of business on the date so fixed shall be entitled to vote, to receive notice, or receive rights, or to exercise rights, notwithstanding any subsequent transfer on the books of the Corporation. The Board of Directors shall not close the books of the Corporation against transfer of shares during the whole or any part of such period. In the case of a meeting of stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting. In no case shall the record date be prior to the close of business on the day the record date is fixed.

          SECTION 5.     Quorum.  Except as otherwise provided by statute or by
                         ------
the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes to be cast shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by majority vote of the shares so represented in person or by proxy at the meeting and entitled to vote. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time as provided in Section 7 of this Article I until the quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          SECTION 6.     Organization.  At every meeting of the stockholders,
                         ------------
the Chairman of the Board, or in his absence, the President, or in his absence, a Vice President, or in the absence of the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, a person appointed by the chairman, shall act as Secretary.

          SECTION 7.     Adjournment.  Any meeting of the stockholders may be
                         -----------
adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting any action may be taken that could have been taken at the meeting originally called; provided that, the meeting may not be adjourned to a date more than 120 days after the original record date for the meeting, and if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

                                  ARTICLE II
                                  ----------
                              BOARD OF DIRECTORS
                              ------------------

          SECTION 1.     Election of Powers.  The number of directors shall be
                         ------------------
fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than three no
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                                      -3-

more than fifteen. The business, affairs and property of the Corporation shall be managed under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these By-laws required to be exercised or done by the stockholders. The members of the Board of Directors shall be elected by the stockholders as their annual meeting and each Director shall hold office until the annual meeting next after his election and until his successor shall be duly chosen and qualified, until he shall have resigned, or until he shall have been removed as provided in Section II hereof.

          SECTION 2.     First Regular Meeting.  After each meeting of the
                         ---------------------
stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business, at such time and place as may be designated by the President. No notice of such first meeting shall be necessary if held immediately following the annual meeting of shareholders and in the same place.

          SECTION 3.     Additional Regular Meetings.  In addition to the first
                         ---------------------------
regular meeting, regular meetings of the Board of Directors shall be held on such dates as may be fixed, from time to time, by the Board of Directors.

          SECTION 4.     Special Meetings.  Special meetings of the Board of
                         ----------------
Directors shall be held whenever called by the President or by a majority of the directors either in writing or by vote at a meeting.

          SECTION 5.     Place of Meetings.  The Board of Directors may hold its
                         -----------------
regular and special meetings at such place or places within or without the State of Maryland as it may from time to time determine.

          SECTION 6.     Notice of Meetings.  Notice of the place, day and hour
                         ------------------
of every regular and special meeting shall, at least one day before the meeting, be either: (i) delivered personally to each director; (ii) mailed, telegraphed, or cabled to each director at his or her address listed in the books of the Corporation; (iii) sent by facsimile transmission to each director at his or her facsimile number listed in the books of the Corporation; or (iv) communicated personally to each director over the telephone. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof. No notice of any adjourned meeting of the Board of Directors need be given.

          SECTION 7.     Quorum.  One-third of the members of the Board of
                         ------
Directors then in office, but in no case than two (2) directors, shall be necessary to constitute a quorum for the
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                                      -4-

transaction of business at every meeting of the Board of Directors and the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Boards; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period over thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting may be transacted which might have transacted at the meeting as originally notified.

          SECTION 8.     Chairman.  The Board of Directors may at any time
                         --------
appoint one of its members as Chairman of the Board, who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as the Board shall from time to time prescribe, but who shall not by reason of performing and executing these duties and powers, be deemed an officer or employee of the Corporation.

          SECTION 9.     Organization.  At every meeting of the Board of
                         ------------
Directors, the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a chairman chosen by a majority of the directors present shall preside; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

          SECTION 10.    Vacancies.  If any vacancies occur in the Board of
                         ---------
Directors by reason of resignation, removal or otherwise (except by reason of increase in the number of directors), the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, whether or not the Directors constitute a quorum under Section 7 of this Article; and if the authorized number of Directors is increased, such vacancies may be filled by a majority of the entire Board of Directors; provided that, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first meeting of stockholders, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly, and in any event within sixty (60) days, for the purpose of electing Directors to fill any existing vacancies on the Board of Directors unless the Securities and Exchange Commission shall by order extend such period. But in no even shall such period be extended for more than an additional 60 days. Subject to Section 11 of this Article, any Director chosen to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified.

          SECTION 11.    Removal.  Any director may be removed from office, with
                         -------
or without cause, by the stockholders by written declaration or the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, and another may be elected in place
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                                      -5-

of the person so removed, to serve the remainder of his or her term. The Secretary shall promptly call a meeting of stockholders for the purpose of voting on the question of removal of a director when requested in writing to do so by stockholders entitled to cast not less than the percent (10%) of the votes.

          SECTION 12.    Committees.  The Board of Directors may, by resolution
                         ----------
passed by a majority of the entire Board, designate one or more committees of the Board of Directors, each consisting of two or more directors. To the extent provided in such resolution, and permitted by law, such committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

          SECTION 13.    Telephone Conference.  Members of the Board of
                         --------------------
Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

          SECTION 14.    Compensation of Directors.  Each director shall be
                         -------------------------
entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee, if any is so fixed, for each meeting of the board or any committee thereof, regular or special, attended by him. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board of any such committee.

                                  ARTICLE III
                                  -----------
                                   OFFICERS
                                   --------

          SECTION 1.     Number.  The officers of the Corporation shall be a
                         ------
President, a Secretary and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.

          SECTION 2.     Election and Term of Office.  The officers of the
                         ---------------------------
Corporation shall be elected by the Board of Directors and, subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.
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                                      -6-

          SECTION 3.     Resignations.  Any officer may resign at any time by
                         ------------
giving written notice to the Board of Directors or to the President, or the Secretary of the Corporation. Any such resignation shall take effect to the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.     Removal.  Any officer elected by the Board of Directors
                         -------
may be removed at any time by the affirmative vote of a majority of the Board of Directors, upon a finding that the best interests of the corporation will be served by such removal.

          SECTION 5.     President.  The President shall be the chief executive
                         ---------
officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. The President, or such person as the President shall designate, shall sign, execute and acknowledge, in the instruments authorized by the Board of Directors, except in the case where the signing and execution thereof shall be delegated by the Board to some other officer or agent of the Corporation; and the President shall perform such other duties as from time to time may be assigned to the President by the Board.

          SECTION 6.     The Vice Presidents.  In the absence or disability of
                         -------------------
the President or when so directed by the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and , when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice
                                          --------
President shall act as a member of or as chairman of any special committee of which the President is a member or chairman by designation of ex-officio, except when designated by the Board. The Vice Presidents shall perform such other duties as from time to time may be assigned to them respectfully by the Board or the Presidents.

          SECTION 7.     The Secretary.  The Secretary shall record all the
                         -------------
votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for the purpose; the Secretary shall see that notices of meetings of the stockholders and the Board are given and that all records and reports are properly kept and filed by the Corporation as required by law; the Secretary shall be the custodian of the seal of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to the Secretary by the Board or the President.

          SECTION 8.     Assistant Secretaries.  In the absence or disability of
                         ---------------------
the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to
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                                      -7-

time may be assigned to them respectively by the Board of Directors, the President, or the Secretary.

          SECTION 9.     The Treasurer.  Subject to the provisions of any
                         -------------
contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; the Treasurer shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to the Treasurer by the Board or the President.

          SECTION 10.    Assistant Treasurers.  In the absence or disability of
                         --------------------
the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to tall the restrictions upon, the Treasurer. The Assistant Treasurer shall perform all such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

          SECTION 11.    Compensation of Officers and Others.  The Compensation
                         -----------------------------------
of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Compensation.

                                  ARTICLE IV
                                  ----------
                                     STOCK
                                     -----

          SECTION 1.     Certificates.  Each stockholder shall be entitled upon
                         ------------
written request to a stock certificate or certificates, certifying the number of kind of whole shares owned by him, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal. Stock certificates shall be in such form, not inconsistent with law or with the Charter as shall be approved by the Board of Directors.

          SECTION 2.     Transfer of Shares.  Transfer of shares shall be made
                         ------------------
on the books of the Corporation at the direction of the person as the holder thereof on the Corporation's books or named in the certificate for shares (if issued), or by such person's duly authorized attorney, and upon surrender of the certificates for such shares (if issued) properly endorsed, together with
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                                      -8-

a proper request for redemption, to the Corporation or its redemption agent, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, and subject to such other reasonable condition and requirements as may be required by the Corporation or its agents, or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner provided by law.

          SECTION 3.     Transfer Agents and Registrars.  The Corporation may
                         ------------------------------
have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificates of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

          SECTION 4.     Mutilated, Lost or Destroyed Certificates.  The Board
                         -----------------------------------------
of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new stock certificates in lieu of stock certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct. The Board may in its discretion refuse to issue such new certificates, unless ordered to do so by a court of competent jurisdiction.

          SECTION 5.     Stock Ledgers.  The Corporation shall not be required
                         -------------
to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the transfer agents of the Corporation's capital stock, or at such other office of the Corporation as the Board of Directors may designate from time to time.

                                   ARTICLE V
                                   ---------
                                     SEAL
                                     ----

          The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                  ARTICLE VI
                                  ----------
                               SUNDRY PROVISIONS
                               -----------------

          SECTION 1.     Amendments.
                         ----------

                         (a) By Stockholders.  These By-laws may be amended or
                             ---------------
repealed in the manner provided in Section 5 of Article I hereof at any annual or special meeting of the stockholders.

                         (b) By Directors.  These By-laws may be amended or
                             ------------
repealed in the manner provided in Section 7 of Article II hereof at any regular meeting of the Board of
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                                      -9-

Directors, or at any special meeting thereof if notice of such amendment or repeal by contained in the notice of such special meeting.

          SECTION 2.     Indemnification of Directors and Officers.
                         -----------------------------------------

                         (a) Indemnification.  Any person who was or is a party
                             ---------------
or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the General Laws of the State of Maryland now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                         (b) Advances.  Any person claiming indemnification
                             --------
within the scope of this Section 2 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under the General Laws of the State of Maryland now or hereafter in force.

                         (c) Procedure.  On the request of any person requesting
                             ---------
indemnification or an advance under this Section 2, the Board of Directors shall determine whether the standards required by this Section 2 have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

          SECTION 3.     Independent Accountant.  In accordance with the
                         ----------------------
Investment Company Act of 1940, the Corporation shall employ an independent public accountant or firm of independent public accountants as its account to examine the accounts of the Corporation and to sign and certify financial statements of the Corporation. If the Board of Directors selects an accountant other than the accountant whose selection was most recently ratified by the stockholders; the Board will call a meeting of stockholders and submit the selection of such accountant to the stockholders for ratification or rejection.

          SECTION 4.     Conflict.  When a provision in these Bylaws is in
                         --------
conflict with any valid federal law, rule, regulation, or order, technical compliance with the provision shall yield to the dictates of such law, rule, regulation, or order.